Exhibit 10.1

GATEHOUSE MEDIA, INC.

OMNIBUS STOCK INCENTIVE PLAN

SECTION 1. PURPOSE OF PLAN.

The name of this plan is the GateHouse Media, Inc. Omnibus Stock Incentive Plan (the “Plan”). The Plan was adopted by the Board (as hereinafter defined) on October 5, 2006 and approved by the stockholders of the Company (as hereinafter defined) on October 6, 2006, prior to the initial public offering of Company common stock. The purpose of the Plan is to provide additional incentive to selected management employees, directors and Consultants (as hereinafter defined) of the Company or its Subsidiaries (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts shall result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant (a) Options, (b) Stock Appreciation Rights, (c) awards of Restricted Shares, Deferred Shares, Performance Shares, unrestricted Shares or Other Stock-Based Awards, or (d) any combination of the foregoing.

SECTION 2. DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means an affiliate of the Company (or other referenced entity, as the case may be) as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Share, Deferred Share, Performance Share, unrestricted Share or Other Stock-Based Award granted under the Plan.

(d) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(e) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, any Subsidiary or any Affiliate, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean (i) the continued failure by the Participant to substantially perform his or her duties and obligations to the Company or any Subsidiary or Affiliate, including without limitation, repeated refusal to follow the reasonable directions of his or her employer, intentional violation of law in the course of performance of the duties of Participant’s employment with the Company or any Subsidiary or Affiliate, engagement in misconduct which is materially injurious to the Company or any Subsidiary or Affiliate, repeated absences from work without a reasonable excuse, or intoxication with alcohol or illegal drugs while on the Company’s or any Subsidiary’s or Affiliate’s premises during regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) fraud or material dishonesty against the Company or any Subsidiary or Affiliate; or (iii) a conviction or plea of guilty or nolo contendere for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Administrator in its sole discretion.

(h) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) dividend (whether in the form of cash, Common Stock, or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) declaration of a special dividend (including a cash dividend) or other distribution, which, in any such case, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(i) “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(1) any Person other than any Permitted Transferee is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliate as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended, the “Exchange Act” ) representing 50.1% or more of the combined voting power of the Company’s then outstanding securities; or

(2) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(3) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50.1% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (ii) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of (i) an Initial Public Offering or (ii) the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(k) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Certificate of Incorporation or Bylaws, as amended from time to time, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(l) “Common Stock” means the common stock, par value $.01 per share, of the Company.

(m) “Company” means GateHouse Media, Inc. (or any successor corporation).

(n) “Consultant” means a consultant or advisor who is a natural person, engaged to render bona fide services to the Company or any Subsidiary.

(o) “Deferred Shares” means the right to receive Shares at the end of a specified deferral period granted pursuant to Section 9 below.

(p) “Disability” means that a Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or an Affiliate of the Company.

(q) “Eligible Recipient” means a key employee, director or Consultant of the Company or any Subsidiary who has been selected as an eligible participant by the Administrator.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(s) “Exercise Price” means the per share price at which a holder of an award granted hereunder may purchase the Shares issuable upon exercise of such award.

(t) “Fair Market Value” as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on the last day preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on the last date preceding such date on which both bid and ask prices were reported.

(u) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated in the applicable Option agreement as an Incentive Stock Option.

(v) “Initial Public Offering” shall mean the date of the initial public offering of the Company.

(w) “Non-Employee Director” means a director of the Company who is not (i) an officer or employee of the Company or of any Subsidiary or (ii) the Beneficial Owner, whether directly or indirectly, of ten percent (10%) or more of the Common Stock.

(x) “Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it shall not be treated as an Incentive Stock Option.

(y) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof.

(z) “Other Stock-Based Awards” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including but not limited to restricted stock units, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(aa) “Participant” means (i) any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 below, to receive grants of Options, Stock Appreciation Rights, awards of Restricted Shares, awards of unrestricted Shares, Deferred Shares, Performance Shares, Other Stock-Based Awards or any combination of the foregoing, and upon his or her death, his or her successors, heirs, executors and administrators, as the case may be and (ii) any Non-Employee Director who is eligible to receive Shares pursuant to Section 11 below.

(bb) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per Share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(cc) “Performance Shares” means Shares that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 9 below.

(dd) “Permitted Transferee” means, (a) any Affiliate (a “FIG Affiliate”) of Fortress Investment Group LLC, a Delaware limited liability company (“FIG”), (b) any managing director, general partner, director, limited partner, officer or employee of any FIG Affiliate, (c) any investment fund or other entity managed directly or indirectly by FIG or any of its Affiliates (a “FIG Fund”), or (d) any general partner, limited partner, managing member or person occupying a similar role of or with respect to any FIG Fund.

(ee) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(ff) “Restricted Shares” means Shares subject to certain restrictions granted pursuant to Section 9 below.

(gg) “Retirement” means a termination of a Participant’s employment, other than for Cause, on or after attainment of age 65.

(hh) “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(ii) “Stock” means Common Stock.

(jj) “Stock Appreciation Right” means the right pursuant to an award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or such portion thereof.

(kk) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 3. ADMINISTRATION.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Stock Options, Stock Appreciation Rights, awards of Restricted Shares, Deferred Shares, Performance Shares, Other Stock-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine whether Options are intended to be Incentive Stock Options or Nonqualified Stock Options, provided, however, that Incentive Stock Options can only be granted to employees of the Company or any Subsidiary (within the meaning of Sections 424(e) and (f) of the Code);

(4) to determine the number of Shares to be covered by each award granted hereunder;

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to awards of Restricted Shares or Deferred Shares and the conditions under which restrictions applicable to such awards of Restricted Shares or Deferred Shares shall lapse, (ii) the performance goals and periods applicable to awards of Performance Shares, (iii) the Exercise Price, (iv) the vesting schedule applicable to Awards, (v) the number of Shares subject to Awards and (vi) any amendments to the terms and conditions of outstanding Awards, including, but not limited to reducing the Exercise Price of such Awards, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(6) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Stock Options, Stock Appreciation Rights, awards of Restricted Shares, Deferred Shares or Performance Shares or any combination of the foregoing granted hereunder;

(7) to determine the Fair Market Value;

(8) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of their employment for purposes Nonqualified Stock Options and Incentive Stock Options granted under the Plan;

(9) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(10) to construe and interpret the terms and provisions of the Plan and any award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c) Notwithstanding paragraph (b) of this Section 3, (i) the automatic, nondiscretionary grants of Shares shall be made to Non-Employee Directors pursuant to and in accordance with the terms of Section 11 below and (ii) neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

SECTION 4. SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

Subject to Section 5 hereof, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 2,000,000 shares, as increased on the first day of each fiscal year beginning in calendar year 2007 by a number of shares equal to 100,000. All such shares of Common Stock that are available for the grant of Awards under the Plan may be granted as Incentive Stock Options. From and after such time as the Plan is subject to Code Section 162(m), the aggregate Awards granted during any fiscal year to any single individual who is likely to be a “covered employee” as defined under Code Section 162(m) shall not exceed (i) 400,000 shares subject to Options or Stock Appreciation Rights or (ii) 400,000 shares subject to Restricted Stock, Deferred Shares, unrestricted Shares or Other Stock-Based Awards. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

(a) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

SECTION 5. EQUITABLE ADJUSTMENTS.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case in the manner determined by the Administrator, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares subject to outstanding awards of Restricted Shares, Deferred Shares, Performance Shares or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other necessary equitable substitutions or proportionate adjustments shall be made in the manner determined by the Administrator. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, for the manner of equitable substitution to be the cancellation of any outstanding award granted hereunder in exchange for payment in cash or other property of the aggregate Fair Market Value of the Shares covered by such award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding the foregoing, with respect to Incentive Stock Options, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

SECTION 6. ELIGIBILITY.

Except as set forth in Section 11 below, the Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients; provided, however, that Incentive Stock Options may only be granted to employees of the Company or any Subsidiary. Notwithstanding the foregoing, Non-Employee Directors shall be eligible for awards other than those set forth in Section 11, as determined by the Administrator from time to time.

SECTION 7. OPTIONS.

(a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. Each Option shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, provided that the Exercise Price of an Incentive Stock Option or any Option intended to qualify as performance-based compensation under Section 162(m) of the Code shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Subsidiary and an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required at the time of grant by the Code) shall be no less than 110% of the Fair Market Value on the date such Incentive Stock Option is granted.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted, except that Incentive Stock Options granted to a Participant who owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Subsidiary, shall not be exercisable more than five years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f) Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary unless (i) the Exercise Price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(g) Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 15 hereof and, if requested, has given the representation described in paragraph (b) of Section 16 hereof.

(h) Transfers of Options. Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option, no Option granted under the Plan shall be transferable by a Participant other than by the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. The Administrator may, in its sole discretion, subject to applicable law, permit the gratuitous transfer during a Participant’s lifetime of a Nonqualified Stock Option, (i) by gift to a member of the Participant’s immediate family, (ii) by transfer by instrument to a trust for the benefit of such immediate family members, or (iii) to a partnership or limited liability company in which such family members are the only partners or members; provided, however, that, in addition to such other terms and conditions as the Administrator may determine in connection with any such transfer, no transferee may further assign, sell, hypothecate or otherwise transfer the transferred Option, in whole or in part, other than by shall or by operation of the laws of descent and distribution. Each permitted transferee shall agree to be bound by the provisions of this Plan and the applicable Award Agreement.

(i) Termination of Employment or Service.

(1) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company or any Subsidiary shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90-day period described in this Section 7(i)(1) shall be extended to one year after the date of such termination in the event of the Participant’s death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company or any Subsidiary shall terminate on account of the Retirement, Disability, or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(k) Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Participant, in the discretion of the Administrator. The Administrator shall follow any applicable provisions and regulations with respect to the treatment of Incentive Stock Options and the written policies of the Company (if any), including such rules, guidelines and practices as may be adopted pursuant to Section 3 hereof, as they may be in effect from time to time, with regard to such matters.

SECTION 8. STOCK APPRECIATION RIGHTS.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”), provided that, in each case, the Common Stock underlying the Stock Appreciation Right is traded on an “established securities market” within the meaning of Section 409A of the Code. In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option,

Related Rights may be granted only at the time of the grant of the Incentive Stock Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; the number of Shares to be awarded, the price per share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more shares than are subject to the Stock Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c) Exercisability.

(1) Stock Appreciation Rights that are Free Standing Rights (“Free Standing Stock Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(2) Stock Appreciation Rights that are Related Rights (“Related Stock Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan; provided, however, that a Related Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Common Stock subject to the Incentive Stock Option exceeds the Exercise Price of such Option.

(d) Payment Upon Exercise.

(1) Upon the exercise of a Free Standing Stock Appreciation Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value on the date of grant) multiplied by the number of Shares in respect of which the Free Standing Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option (which price shall be no less than 100% of the Fair Market Value on the date of grant) multiplied by the number of Shares in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash) to the extent that such settlement does not violate Section 409A of the Code.

(e) Non-Transferability.

(1) Free Standing Stock Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 7 of the Plan.

(2) Related Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Option would be transferable under Section 7 of the Plan.

(f) Termination of Employment or Service.

(1) In the event of the termination of employment or service with the Company or any Subsidiary of a Participant who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(2) In the event of the termination of employment or service with the Company or any Subsidiary of a Participant who has been granted one or more Related Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Stock Options.

(g) Term.

(1) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(2) The term of each Related Stock Appreciation Right shall be the term of the Stock Option to which it relates, but no Related Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

SECTION 9. RESTRICTED SHARES, DEFERRED SHARES AND PERFORMANCE SHARES.

(a) General. Awards of Restricted Shares, Deferred Shares or Performance Shares may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Shares, Deferred Shares or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares, Deferred Shares or Performance Shares; the Restricted Period (as defined in paragraph (c) of this Section 9), if any, applicable to awards of Restricted Shares or Deferred Shares; the performance objectives applicable to awards of Restricted Shares, Deferred Shares or Performance Shares; and all other conditions of the awards of Restricted Shares, Deferred Shares and Performance Shares. The Administrator may also condition the grant of the award of Restricted Shares, Deferred Shares or Performance Shares upon the exercise of Options, or upon such other criteria as the Administrator may determine, in its sole discretion. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her shares of Restricted Shares, Deferred Shares or Performance Shares. The provisions of the awards of Restricted Shares, Deferred Shares or Performance Shares need not be the same with respect to each Participant.

(b) Awards and Certificates. The prospective recipient of awards of Restricted Shares, Deferred Shares or Performance Shares shall not have any rights with respect to any such award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 9(c), (i) each Participant who is granted an award of Restricted Shares or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Shares or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such award.

The Company may require that the stock certificates evidencing Restricted Shares or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares or Performance Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such award.

With respect to awards of Deferred Shares, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Shares shall be delivered to the Participant, or his legal representative, in a number equal to the number of Shares covered by the Deferred Shares award.

(c) Restrictions and Conditions. The awards of Restricted Shares, Deferred Shares and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(1) Subject to the provisions of the Plan and the Restricted Shares Award Agreement, Deferred Shares Award Agreement or Performance Shares Award Agreement, as appropriate, governing any such award, during such period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Shares, Deferred Shares or Performance Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director or Consultant to the Company or any Subsidiary, the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 12 hereof.

(2) Except as may be provided in a Restricted Share Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares or Performance Shares during the Restricted Period. The Participant shall generally not have the rights of a stockholder with respect to Shares subject to awards of Deferred Shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of Shares covered by Deferred Shares shall be paid to the Participant. Certificates for Shares of unrestricted Common Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Shares, Deferred Shares or Performance Shares except as the Administrator, in its sole discretion, shall otherwise determine.

(3) The rights of Participants granted awards of Restricted Shares, Deferred Shares or Performance Shares upon termination of employment or service as a director or Consultant to the Company or to any Subsidiary terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

SECTION 10. OTHER STOCK-BASED AWARDS.

(a) The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

(b) To the extent that the Plan is subject to Section 162(m) of the Code, no payment shall be made to a “covered employee” (within the meaning of Section 162(m) of the Code) prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock-Based Awards, provided, however, that in the event that the Plan is subject to Section 162(m) of the Code, such rules shall be in compliance with Section 162(m) of the Code.

SECTION 11. NON-EMPLOYEE DIRECTOR GRANTS.

(a) Annual Grant. Except as otherwise provided by the Administrator, on the first business day after the annual stockholders’ meeting of the Company and each annual stockholders’ meeting thereafter during the term of the Plan (beginning with the annual stockholders’ meeting in 2007), each Non-Employee Director shall be granted that number of Shares, the aggregate Fair Market Value of which shall equal $15,000 on the date of grant (the “Non-Employee Director Shares”). The Non-Employee Director Shares shall be fully vested as of the date of grant.

(b) Stock Availability. In the event that the number of Shares available for grant under the Plan is not sufficient to accommodate the awards of Non-Employee Director Shares, the remaining Shares available for such automatic awards shall be granted to each Non-Employee Director who is to receive such an award on a pro-rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan.

SECTION 12. ACCELERATED VESTING IN CONNECTION WITH A CHANGE IN CONTROL.

In the event of a Change in Control, any outstanding Option that is not assumed or continued, or an equivalent option or right is not substituted therefor pursuant to the Change in Control transaction’s governing document, shall become fully vested and exercisable “immediately prior to” the effective date of such Change in Control and shall expire upon the effective date of such Change in Control. For purposes of this Section 12, “immediately prior to” shall mean sufficiently in advance of the Change in Control transaction such that there will be time for each affected Participant to exercise his or her Option and participate in the Change in Control transaction in the same manner as all other holders of Common Stock. If an Option becomes fully vested and exercisable immediately prior to a Change in Control, the Administrator shall notify the affected Participant in writing or electronically that the Option has become fully vested and exercisable, and that the Option will terminate upon the Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (i) a Change in Control occurs and (ii) the Participant’s employment is terminated by the Company, its successor or affiliate thereof without Cause on or after the effective date of the Change in Control but prior to 12 months following such Change in Control, then:

(a) any unvested or unexercisable portion of any Award carrying a right to exercise shall become vested and exercisable with respect to 50% of the Shares covered by such unvested portion of such Award; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Award granted under the Plan shall lapse with respect to 50% of the Shares covered thereby and 50% of such unvested Awards shall be deemed fully vested and performance conditions imposed with respect to such Awards shall be deemed to be fully achieved with respect to 50% of the Shares covered thereby.

SECTION 13. AMENDMENT AND TERMINATION.

The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of sections 162(m) or 422 of the Code, any rules of the stock exchange on which the Common Stock is traded or other applicable law. If any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Administrator reserves the right to (but is not obligated to) amend, modify or supplement such Award in order to cause it to either not be subject to Section 409A of the Code or to comply with the applicable provisions of Section 409A of the Code. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

SECTION 14. UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION 15. WITHHOLDING TAXES.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Whenever cash is to be paid pursuant to an award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

SECTION 16. GENERAL PROVISIONS.

(a) Shares shall not be issued pursuant to the exercise of any Option granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer which the Administrator determines, in its sole discretion, arise under applicable securities laws or are otherwise applicable.

(c) All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d) The Administrator may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(e) The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

SECTION 17. EFFECTIVE DATE.

The Plan became effective upon adoption by the Board on October 5, 2006 (the “Effective Date”), and approval by stockholders of the Company on October 6, 2006.

SECTION 18. TERM OF PLAN.

No award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.